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                                                                     EXHIBIT 16


                        [Arthur Andersen LLP Letterhead]


May 20, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read the paragraph Two of Item 4 included in the Form 8-K dated May
15, 2002, of Nextel Partners, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Cc:  Mr. John D. Thompson
     Chief Financial Officer
     Nextel Partners, Inc.